EXHIBIT 5.2

[Letterhead of]

ASHLAND

June 12, 2013

Ashland Inc.
50 E. RiverCenter Boulevard
P.O. Box 391
Covington, Kentucky 41012-0391

Ashland Inc.
 3.000% Senior Notes Due 2016
 3.875% Senior Notes Due 2018
 4.750% Senior Notes Due 2022
 6.875% Senior Notes Due 2043
Form S-4 Registration Statement

Ladies and Gentlemen:

I am the Senior Vice President, General Counsel and Secretary of Ashland Inc., a Kentucky corporation (the “Company”), and I am delivering this opinion to you in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed issuance and offer to exchange up to $600,000,000 aggregate principal amount of new 3.000% Senior Notes due 2016 (the “Exchange 2016 Notes”) for a like aggregate principal amount of outstanding 3.000% Senior Notes due 2016, which have certain transfer restrictions (the “Original 2016 Notes”), $700,000,000 aggregate principal amount of new 3.875% Senior Notes due 2018 (the “Exchange 2018 Notes”) for a like aggregate principal amount of outstanding 3.875% Senior Notes due 2018, which have certain transfer restrictions (the “Original 2018 Notes”), $1,125,000,000 aggregate principal amount of new 4.750% Senior Notes due 2022 (the “Exchange 2022 Notes”) for a like aggregate principal amount of outstanding 4.750% Senior Notes due 2022, which have certain transfer restrictions (the “Original 2022 Notes”) and $375,000,000 aggregate principal amount of new 6.875% Senior Notes due 2043 (the “Exchange 2043 Notes” and, together with the Exchange 2016 Notes, the Exchange 2018 Notes and the Exchange 2022 Notes, the “Exchange Notes”) for a like aggregate principal amount of outstanding 6.875% Senior Notes due 2043, which have certain transfer restrictions (the “Original 2043 Notes”).

The Exchange 2016 Notes, the Exchange 2018 Notes and the Exchange 2043 Notes are to be issued pursuant to the indenture dated as of February 26, 2013, between the Company and U.S. Bank National Association, as trustee (the “2016/2018/2043 Trustee”), as supplemented by the first supplemental indenture, dated as of February 26, 2013, and by the second supplemental indenture, dated as of March 14, 2013 (such indenture, as so supplemented, the “2016/2018/2043 Indenture”). The Exchange 2022 Notes are to be issued pursuant to the indenture dated as of August 7, 2012, between the Company and U.S. Bank National Association, as trustee (the “2022 Trustee”), as supplemented by the first supplemental indenture, dated as of February 26, 2013 (the “2022 Indenture” and, together with the 2016/2018/2043 Indenture, the “Indentures”).

In connection with the opinions expressed herein, I, or other attorneys acting under my supervision, have examined or caused to be examined such documents, records of the Company, records and certificates of public officials and matters of law as I or such attorneys have deemed necessary for the purposes of such opinions.

With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on my part except to the extent, if any, otherwise expressly stated, and I express no opinions with respect to the subject matter or accuracy of the assumptions or items upon which I have relied. As to various questions of fact relevant to the opinions expressed herein, I have relied upon, and assume the accuracy of, certificates from representatives of the Company.

I have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures (other than those of the Company), the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to me as conformed or reproduction copies.

Based upon the foregoing and subject to the qualifications expressed below, I am of the opinion that:

1. The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Kentucky.

2. The Company has corporate power and authority to enter into and perform its obligations under the Exchange Notes under the laws of the Commonwealth of Kentucky.

3. The Exchange Notes have been duly authorized by the Company.

The opinions expressed herein are limited to the laws of the Commonwealth of Kentucky, as currently in effect. I express no opinion as to the effect or applicability of the federal laws of the United States of America or the laws of any other jurisdiction.

I hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement. I also consent to the reference to my name under the caption “Validity of the Securities” in the prospectus constituting a part of the Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Peter J. Ganz
Peter J. Ganz Senior Vice President, General Counsel and Secretary